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                                                                   Exhibit 23.15


                            [PLANCONSULT LETTERHEAD]


                        INDEPENDENT APPRAISERS' CONSENT

The Board of Directors
Telesp Celular Participacoes S.A.:

We consent to the reference to our firm in the Registration Statement on Form F-4 of Telesp Celular Participacoes S.A. ("TCP"), any amendment thereto and the prospectus contained in such registration statement (collectively, the "Form F-4") through the inclusion or incorporation by reference in the Form F-4 of (1) the financial statements of Telesp Celular Participacoes S.A. ("TCP") as of December 31, 2001 and 2002 and for the three years in the period ended December 31, 2002, (2) the financial statements of Daini do Brasil S.A. as of and for the year ended December 31, 2001, which financial statements were originally set forth on pages F-86 through F-126 of TCP's Registration Statement on Form F-3/A filed July 1, 2002 (the "Form F-3/A"), and (3) the financial statements of Global Telecom S.A. as of December 31, 2000 and 2001 and for each of the three years in the period ended December 31, 2001, which financial statements were originally set forth on pages F-127 through F-163 of the Form F-3/A.

Sao Paulo, SP -- Brazil
December 16, 2003.

PLANCONSULT - Planejamento e Consultoria S/C Ltda.
CREA: 21973 - SP
CRA: E-1256 - SP


/s/ Edgar Victor Salem
    -----------------------
    Edgar Victor Salem
    CREA: 46.152/D - SP
    CRA: 12.500 - SP